                                  Exhibit 10.17

                             SUBORDINATION AGREEMENT

     TEXBERRY ACQUISITION, INC., a Missouri corporation (the "Company"), BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association (the "Bank"), RXI PLASTICS, INC., a Delaware corporation ("Plastics"), RXI HOLDINGS, INC., a Delaware corporation ("Holdings") (Plastics and Holdings hereinafter collectively, referred to as the "Junior Creditor"), agree as follows:

     1. BACKGROUND -- DEFINITIONS. This Agreement is made in the context of the following agreed state of facts:

          a. The Bank, the Company, Texberry Container Corporation, a Texas corporation ("Texberry"), Texberry Acquisition I, L.L.C., a Missouri limited liability company ("LLC") and Kranson Industries, Inc. ("Kranson") are parties to a Credit Agreement dated the date of this Subordination Agreement (the "Credit Agreement") under the terms of which the Bank will make a term loan (the "Term Loan") to the Company in the principal amount of $3,500,000. The Term Loan is sometimes hereafter referred to as the "Loan." All obligations of the Company to the Bank on account of the Loan as it reduces by payment by the Company, whether such obligations now exist or arise hereafter, including principal, interest and expenses of collection, and including any obligations on account of any extension, renewal or restructuring of the Loan, are hereafter referred to as the "Senior Obligations."

          b. The Company is indebted to the Junior Creditor in the principal amount of $2,250,000. The indebtedness of the Company to the Junior Creditor is the "Deferred Payment" as set forth in Section 2.2(a) of the Stock Purchase Agreement dated as of May 15, 1996 by and among Kranson, Company, RXI, and Holdings (the "Payment Obligations"). The Payment Obligations, as the same may be extended, renewed or restructured, are hereafter referred to as the "Junior Obligations."

As used in this Agreement, the term "Loan Document" means any instrument or document which evidences or secures the Senior Obligations or which expresses an agreement between the Company and the Bank as to terms applicable to the Senior Obligations. As used in this Agreement, the term "Default" means (i) the failure of the Company to pay any installment of principal or interest on the Loan when due, (ii) the failure of Texberry to pay any installment of principal or interest on the Texberry Revolving Loan (as defined in the Credit Agreement) when due, (iii) an Event of Default by the Company or Texberry under Section 8(f) of the Credit Agreement, (iv) the acceleration by the Bank of the Senior Obligations such that the principal amount thereof becomes due and payable prior to its scheduled due date, or (y) the commencement and continuance of any Insolvency Proceeding involving the Company or Texberry. As used in this Agreement, the term "Insolvency Proceeding" means the Company or Texberry admitting in writing its inability to pay its debts as they mature, or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company or Texberry; or the Company or Texberry applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or Texberry or any property thereof, or the Company or Texberry making a general assignment for the benefit of Creditors; or in the absence of such application, consent, or acquiescence, a trustee or a receiver being appointed for the Company or Texberry or for a substantial part of their respective property; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution of liquidation proceeding being instituted by or against the Company or Texberry.

     2. SUBORDINATION. Until payment in full of the Senior Obligations, the Junior Obligations are and shall hereafter be subordinate and inferior in right of payment to all of the Senior Obligations in the manner and as set forth in this Agreement. Notwithstanding any provision to the contrary contained in the documents evidencing the Junior Obligations, the Company shall not make and shall not be required to make any payment on account of the principal of or interest on the Junior Obligations until the Senior Obligations have been paid in full, provided that (i) the Company may make the regularly scheduled payments of interest and payments of principal provided for under the terms of the documents evidencing the Junior Obligations so long as no Default has occurred and is continuing or would occur as a result of such payment, and provided further that no such payment shall be made more than ten (10) days prior to its regularly scheduled due date, (ii) prior to a default under the documents evidencing to Junior Obligations interest shall not accrue at a per annum rate greater than ten percent (10%), and (iii) the Junior Creditor may receive in payment of the Junior Obligations, shares of stock of the Company, or its successor, as reorganized, or other securities issued by the Company (or any other person provided for by a plan of reorganization) the payment terms of which are subordinated at least to the same extent as the Junior Obligations to the payment of the Senior Obligations which may at the time be outstanding and the principal of which is due no earlier than the principal of the Junior Obligations; provided that (A) the rights of the Bank are not impaired thereby or the Bank shall have approved a plan of reorganization pursuant to which such stock or securities are issued, and (B) such stock or securities are nonvoting if issued other than in connection with an Insolvency Proceeding (collectively, the "Junior Obligations"). Notwithstanding the foregoing, the period during which performance of the Junior Obligations is prohibited under this Agreement shall not exceed 270 days during any period of 365 days (each a "Standstill Period").

The Company shall not be required to perform or omit any other act otherwise required to be performed or omitted under the terms of the documents evidencing the Junior Obligations or otherwise with respect to the Junior Obligations at any time such performance or omission would result in the occurrence of a Default, provided that such performance shall be prohibited only for the maximum number of days for a Standstill Period as set forth above. The due date for any payment or performance of any Junior Obligation shall be deemed to be extended during any period in which such payment or performance is prevented by the provisions of this Agreement, and no cause of action against the Company will accrue to the Junior Creditor or any subsequent holder of the Junior Obligations during the continuance of any such Standstill Period.

     3. IMPROPER PAYMENT. Any amount paid by the Company to the Junior Creditor in violation of any provision of this Agreement shall be received in trust by the Junior Creditor for the benefit of the Bank and shall, with or without demand, be immediately delivered by the Junior Creditor to the Bank in the same form in which received, with the addition only of such endorsements or assignments as may be necessary to perfect the title of the Bank to such payment. Such amounts may be applied by the Bank to any item of the Senior Obligations in such order as the Bank in its discretion shall determine or may be returned to the Company at the Bank's discretion. Upon the request of the Bank, the Company and the Junior Creditor will execute such documents and perform all such other acts as may reasonably be required to rescind premature performance of any Junior Obligation and to reestablish, to the maximum extent practical, the STATUS QUO prior to such premature performance.

     4. AUTHORITY OF BANK TO ACT FOR JUNIOR CREDITOR. The Junior Creditor appoints the Bank or, at the Bank's discretion any officer of the Bank, as the Junior Creditor's attorney-in-fact, with full power of substitution, and with the exclusive right and power to enforce claims arising on account of the Junior Obligations by proof of debt, proof of claim or otherwise in any Insolvency Proceeding in the absence of any such action by the Junior Creditor 30 days prior to the bar or statutory date set by the court; to collect any assets of the Company distributed in any such Proceeding by way of dividend or otherwise, and to receive any securities (other than Junior Securities) of the Company or of any reorganized entity emerging from any Insolvency Proceeding, which securities are issued and distributed on account of the Junior Obligations; to vote claims of the Junior Creditor arising on account of the Junior Obligations in any Insolvency Proceeding and to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension in any Insolvency Proceeding; to execute any endorsement or assignment of the documents or instruments evidencing the Junior Obligations required in connection with any Insolvency Proceeding, and generally to take any action in connection with any Insolvency Proceeding which the Junior Creditor would be authorized to take but for this Agreement. Any authorized action taken by the Bank or the Bank's officer pursuant to the power of attorney granted under the terms of this Paragraph shall be taken for the use and benefit of the Bank, and may be taken in the name of the Bank or in the name of the Junior Creditor and without notice to the Junior Creditor. Such power of attorney is a power coupled with an interest and shall be irrevocable until all of the Senior Obligations have been satisfied in full.

     5. DISTRIBUTIONS IN LIQUIDATION. In the event of the liquidation of the Company or the distribution of any of its assets or the securities of any successor an account of any liquidation, bankruptcy, receivership, reorganization, general assignment for the benefit of creditors or similar proceeding, the Junior Creditor shall not be entitled to any payment or distribution (other than Junior Securities) on account of any Junior Obligation until all Senior Obligations have been satisfied in full and the Junior Creditor shall receive any money, securities or other property (other than Junior Securities) distributed in any such proceeding to the Junior Creditor on account of Junior Obligations in trust for the benefit of the Bank and shall deliver any such property to the Bank in the same form as received, adding only such endorsements or assignments as may be necessary to perfect the title of the Bank to such property, for application to the satisfaction of the Senior Obligations in such order as the Bank in its discretion may determine. Any excess of such property remaining after satisfaction of all of the Senior Obligations shall be returned to the Junior Creditor. The Bank may liquidate any noncash property received from the Junior Creditor because of any provision of this Section in the manner in which collateral may be liquidated under the terms of the Uniform Commercial Code as enacted in the State of Indiana, and such property may be liquidated in any order that the Bank shall determine in the exercise of the Bank's sole discretion.

     6. SUBORDINATION ABSOLUTE. The subordination of the Junior Obligations to the Senior Obligations effected by this Subordination Agreement shall be absolute and the Bank may from time to time, without the consent of or notice to the Junior Creditor and without affecting the subordination of the Junior Obligations to the Senior Obligations: (i) obtain a security interest in any property to secure any of the Senior Obligations; (ii) obtain the primary or secondary liability of any party or parties in addition to the Company with respect to any of the Senior Obligations; (iii) extend or renew any of the Senior Obligations for any period beyond their original due dates; (iv) release or compromise any liability of any other party or parties primarily or secondarily liable with respect to any of the Senior Obligations; (v) release any security interest that the Bank might now have or hereafter obtain in any property securing any of the Senior Obligations and permit any substitution or exchange of any such property; (vi) extend loans and other credit accommodations to the Company In addition to the Term Loan, provided that unless the Junior Creditor should otherwise agree in writing, such additional credit accommodations and loans and interest on such increased amount shall not be entitled to the benefit of the subordination effected by this Agreement; provided further that nothing contained in this Agreement shall be construed so as to require the Bank to apply the proceeds of collateral or guaranties hold for both the Senior Obligations and other obligations of the Company which are not entitled to the benefit of this Agreement in any particular order.

     7. NOTICE OF SUBORDINATION. At all times prior the payment in full of the Senior Obligations, the Company and the Junior Creditor shall, cause the following legend to be placed on the face of any promissory note evidencing the Junior Obligations:

          This Promissory Note is subject to a Subordination Agreement dated June 5, 1996, in favor of BANK ONE, INDIANAPOLIS,
          National Association.

     A photocopy of any promissory note with such legend endorsed thereon shall immediately be delivered to the Bank.

     8. KRANSON GUARANTY OF JUNIOR OBLIGATIONS. The Bank acknowledges and agrees that (i) the Junior Obligations are guaranteed by Kranson pursuant to its Guaranty Agreement (as amended, modified or supplemented from time to time, the "Kranson Guaranty), (ii) the execution, delivery and performance of the Kranson Guaranty does not and will not contravene the Loan Documents, and (iii) the obligations of Kranson pursuant to the Kranson Guaranty are not part of the "Junior Obligations" and are not otherwise subject to the terms of this Agreement.

     9. SUBROGATION. After the payment in full of the Senior Obligations and until the Junior Obligations have been paid in full, the Junior Creditor shall be subrogated to the rights of the Bank with respect to the collateral securing the Senior Obligations and to receive payment or distributions with respect to the Senior Obligations, to the extent that distributions otherwise payable to the Junior Creditor have been applied to the payment of Senior Obligations in accordance with the provisions of this Agreement. As between the Company, its creditors other than the Bank and the Junior Creditor, a distribution applied to the payment of the Senior Obligations in accordance with the provisions of this Agreement which otherwise would have been made to the Junior Creditor shall not be deemed a payment by the Company on the Senior Obligations. The subordination provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Junior Creditor, on the one hand, and the Bank, on the other hand, and nothing contained in this Agreement shall impair the obligations of the Company, which are absolute and unconditional, to pay to the Junior Creditor the Junior Obligations as and when the same shall become due and payable In accordance with its terms.

     10.  NOTICE OF DEFAULT.

          a. Each of the Bank and the Junior Creditor agrees to give to the other copies of any written notices of default, termination, demand for payment, acceleration, foreclosure, exercise of remedies and any other written notice of a like nature, including, without limitation, any such notice which may be given under or pursuant to the terms of any of the applicable Loan Documents, which such part may give to the Company or Texberry hereafter, in each case concurrently with, or as soon as practicable after, the giving of such notice to the Company or Texberry; provided, however, that no failure of any party to give a copy of any such notice as provided herein shall in any event affect the validity or effectiveness of a notice or render the party liable to any other party in any respect or relieve the Junior Creditor or the Bank of its obligations and agreements contained herein.

          b. The Junior Creditor shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until (i) the Junior Creditor shall have received written notice thereof from the Company or from the Bank or (ii) the Junior Creditor otherwise has actual knowledge of the existence of facts which would prohibit the making of any payment to it. Prior to the receipt of any such notice or acquisition of such actual knowledge the Junior Creditor shall be entitled to assume conclusively that no such facts exist, without, however, limiting any right of the Bank under this Agreement to recover from the Junior Creditor any payment made in contravention of this Agreement.

          c. The Junior Creditor shall be entitled to rely on the delivery to it of a written notice by a person representing himself or herself to be agent or representative of the Bank to establish that such notice has been given by the Bank. Until the Junior Creditor shall have received notice from the Bank in accordance with this Agreement designating a successor or assign of the Bank together with the address thereof, tender of performance by the Junior Creditor to the Bank shall satisfy the Junior Creditor's obligations to the Bank under this Agreement.

     11. NOTICES. Any notice, demand or other communication required or permitted under the terms of this Agreement shall be in writing and shall be made by overnight courier, or electronic facsimile or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee one (1) business day after dispatch. If sent by facsimile or overnight courier service, and three (3) business days after mailing, if sent by certified or registered mail. Notices shall be addressed as provided below:

          a.   If to the Junior Creditor:

               RXI Holdings, Inc.
               RXI Plastics, Inc.
               11111 Santa Monica Boulevard
               Suite 270
               Los Angeles, California  90025
               Fax No. (310) 473-9592

                    With a copy to:
                    Sidley & Austin
                    555 W. Fifth St.
                    Los Angeles, California  90013-1010
                    Attention:  Moshe J. Kupietzky
                    Fax No. (213) 896-6600

               b.   If to the Bank:

                    Bank One, Indianapolis, National Association
                    Bank One Center/Tower
                    111 Monument Circle
                    P.O. Box 7700
                    Indianapolis, Indiana  46277-0119
                    Attention:  Manager, Regional Banking B
                    Fax No. (317) 321-8830

or at such other address or to any successor or assign as any party may designate by notice to the other parties in accordance with the provisions hereof.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and the Junior Creditor and the Junior Creditor's successors in interest to the Junior Obligations and the Junior Obligations and shall inure to the benefit of the Bank and its successors and assigns.

     13. SEVERABILITY. If any provision of this Agreement is determined to be illegal or unenforceable, such provision shall be doomed to be severable from the balance of the provisions of this Agreement and the remaining provisions shall be enforceable in accordance with their terms.

     14. GOVERNING LAW. This Agreement is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

     Dated:    June 5, 1996

                                   TEXBERRY ACQUISITION, INC.


                                   By:___________________________

                                     ___________________________
                                     (Printed Name and Title)


                                   BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION


                                   By:___________________________

                                     ___________________________
                                     (Printed Name and Title)


                                   RXI PLASTICS, INC.


                                   By:___________________________

                                     ___________________________
                                     (Printed Name and Title)


                                   RXI HOLDINGS, INC.


                                   By:___________________________

                                     ___________________________
                                     (Printed Name and Title)

M:\PSM\PSM6A16.WP (6/18/96 3:48pm)